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                                                                    Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cardiometrics, Inc. 1995 Stock Incentive Plan of our report dated February 21, 1996, with respect to the financial statements of Cardiometrics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

Palo Alto, California                                     /s/ Ernst & Young LLP
July 15, 1996